UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 25, 2016

Park National Corporation
(Exact name of registrant as specified in its charter)

Ohio	1-13006	31-1179518
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

50 North Third Street, P.O. Box 3500, Newark, Ohio	43058-3500
(Address of principal executive offices)	(Zip Code)

(740) 349-8451
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 - Results of Operations and Financial Condition.

On January 25, 2016, Park National Corporation (“Park”) issued a news release (the “Financial Results News Release”) announcing financial results for the three months and year ended December 31, 2015. A copy of the Financial Results News Release is included as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Park's management uses certain non-GAAP (generally accepted accounting principles) financial measures to evaluate Park's performance. Specifically, management reviews return on average tangible equity, return on average tangible assets, tangible equity to tangible assets and tangible book value per share. Management has included in the Financial Results News Release information relating to the annualized return on average tangible equity, annualized return on average tangible assets, tangible equity to tangible assets and tangible book value per share for the three and twelve months ended December 31, 2015 and 2014. For purposes of calculating the annualized return on average tangible equity, a non-GAAP financial measure, net income for each period is divided by average tangible equity during the period. Average tangible equity equals average shareholders' equity during the applicable period less average goodwill during the applicable period. For the purpose of calculating the annualized return on average tangible assets, a non-GAAP financial measure, net income for each period is divided by average tangible assets during the period. Average tangible assets equals average assets during the applicable period less average goodwill during the applicable period. For the purpose of calculating tangible equity to tangible assets, a non-GAAP financial measure, tangible equity is divided by tangible assets. Tangible equity equals shareholders' equity less goodwill, in each case at period end. Tangible assets equals total assets less goodwill, in each case at period end. For the purpose of calculating tangible book value per share, a non-GAAP financial measure, tangible equity is divided by shares outstanding at period end. Management believes that the disclosure of return on average tangible equity, return on average tangible assets, tangible equity to tangible assets and tangible book value per share presents additional information to the reader of the consolidated financial statements, which, when read in conjunction with the consolidated financial statements prepared in accordance with GAAP, assists in analyzing Park's operating performance, ensures comparability of operating performance from period to period, and facilitates comparisons with the performance of Park's peer financial holding companies and bank holding companies, while eliminating certain non-operational effects of acquisitions. In the Financial Results News Release, Park has provided a reconciliation of average tangible equity to average shareholders' equity, average tangible assets to average assets, tangible equity to shareholders' equity and tangible assets to total assets solely for the purpose of complying with SEC Regulation G and not as an indication that return on average tangible equity, return on average tangible assets, tangible equity to tangible assets and tangible book value per share are substitutes for return on average equity, return on average assets, shareholders' equity to total assets and book value per share, respectively, as determined by GAAP.

Item 7.01 - Regulation FD Disclosure

Financial Results by segment
The table below reflects the net income (loss) by segment for each quarter of 2015 and for the fiscal years ended December 31, 2015, 2014, and 2013. Park's segments include The Park National Bank ("PNB"), Guardian Financial Services Company (“GFSC”), SE Property Holdings, LLC ("SEPH") and all other which primarily consists of Park as the "Parent Company."

Net income (loss) by segment
(In thousands)	Q4 2015	Q3 2015	Q2 2015	Q1 2015	2015	2014	2013
PNB	$23,146	$20,707	$21,333	$19,159	$84,345	$82,907	$75,236
GFSC	341	394	407	281	1,423	1,175	2,888
Parent Company	(2,895)	(685)	(275)	(694)	(4,549)	(5,050)	(1,397)
Ongoing operations	$20,592	$20,416	$21,465	$18,746	$81,219	$79,032	$76,727
SEPH	297	(376)	(426)	298	(207)	4,925	142
Total Park	$20,889	$20,040	$21,039	$19,044	$81,012	$83,957	$76,869

The category “Parent Company” above excludes the results for SEPH, an entity which is winding down commensurate with the disposition of its problem assets. Management considers the “Ongoing operations” results, which exclude the results of SEPH, to be reflective of the business of Park and its subsidiaries on a going forward basis. The discussion below provides some additional information regarding the segments that make up the “Ongoing operations”, followed by additional information regarding SEPH.

The Park National Bank (PNB)

The table below reflects PNB's net income for each quarter of 2015 and for the fiscal years ended December 31, 2015, 2014, and 2013.

(In thousands)	Q4 2015	Q3 2015	Q2 2015	Q1 2015	2015	2014	2013
Net interest income	$56,320	$55,972	$54,766	$53,821	$220,879	$218,641	$210,781
Provision for loan losses	336	2,587	2,720	2,022	7,665	3,517	14,039
Other income	18,757	19,699	18,720	18,012	75,188	69,384	70,841
Other expense	42,814	43,144	39,586	41,932	167,476	163,641	158,651
Income before income taxes	$31,927	$29,940	$31,180	$27,879	$120,926	$120,867	$108,932
Federal income taxes	8,781	9,233	9,847	8,720	36,581	37,960	33,696
Net income	$23,146	$20,707	$21,333	$19,159	$84,345	$82,907	$75,236

Net interest income of $220.9 million for the fiscal year ended December 31, 2015 represented a $2.3 million or 1.0% increase, compared to $218.6 million for the fiscal year ended December 31, 2014. The increase was due to a $206 million increase in average loans, offset by a 13 basis point decline in the yield on loans.
The provision for loan losses of $7.7 million for the fiscal year ended December 31, 2015 represented an increase of $4.2 million, compared to $3.5 million for the fiscal year ended December 31, 2014. The increase was primarily due to an increase in loan balances and a small increase in specific reserves. Refer to the “Credit Metrics and Provision for (Recovery of) Loan Losses” section for additional details regarding the level of the provision for loan losses recognized in each period presented.
Other income of $75.2 million for the fiscal year ended December 31, 2015 represented a $5.8 million or 8.4% increase, compared to $69.4 million for the fiscal year ended December 31, 2014. The $5.8 million increase was primarily related to income of $1.3 million related to proceeds from the death benefits paid from bank owned life insurance policies, a $992,000 increase in check card income, a $2.0 million increase in other service income primarily related to mortgage loan originations, and a $1.0 million increase in income from fiduciary activities.

Other expense of $167.5 million for the fiscal year ended December 31, 2015 represented an increase of $3.9 million or 2.3%, compared to $163.6 million for the fiscal year ended December 31, 2014. The $3.9 million increase was primarily related to an increase of $4.7 million related to salaries expense as well as a contract termination fee and a borrowing prepayment penalty that together resulted in aggregate additional expense of $1.1 million, offset by a $1.5 million decrease in contributions and a $964,000 decrease in fees and services.

PNB results for the fiscal years ended December 31, 2015, 2014, and 2013 included income and expense related to participations in legacy Vision Bank ("Vision") assets. The impact of these participations on particular items within PNB's income and expense is detailed in the table below:

	2015			2014			2013
(In thousands)	PNB as reported	Adjustments (1)	PNB as adjusted	PNB as reported	Adjustments (1)	PNB as adjusted	PNB as reported	Adjustments (1)	PNB as adjusted
Net interest income	$220,879	$241	$220,638	$218,641	$309	$218,332	$210,781	$171	$210,610
Provision for (recovery of) loan losses	7,665	(1,453)	9,118	3,517	(6,198)	9,715	14,039	(584)	14,623
Other income	75,188	1,225	73,963	69,384	1,256	68,128	70,841	155	70,686
Other expense	167,476	700	166,776	163,641	2,032	161,609	158,651	1,600	157,051
Income (loss) before income taxes	$120,926	$2,219	$118,707	$120,867	$5,731	$115,136	$108,932	$(690)	$109,622
Federal income tax expense (benefit)	36,581	671	35,910	37,960	1,800	36,160	33,696	(213)	33,909
Net income (loss)	$84,345	$1,548	$82,797	$82,907	$3,931	$78,976	$75,236	$(477)	$75,713
(1) Adjustments consist of the impact on the particular items reported in PNB's income statement of PNB participations in legacy Vision assets.

The impact of Vision Bank participations includes: interest income, net recoveries from loans previously charged off, net gains on the sale of OREO, other OREO income, gains on the sale of loans and other expenses.

The table below provides certain balance sheet information and financial ratios for PNB as of December 31, 2015 and 2014.

(In thousands)	December 31, 2015	December 31, 2014	% change from 12/31/14
Loans	$5,029,072	$4,781,761	5.17%
Allowance for loan losses	54,453	52,000	4.72%
Net loans	4,974,619	4,729,761	5.18%
Investment securities	1,641,539	1,498,444	9.55%
Total assets	7,229,764	6,910,386	4.62%
Average assets (1)	7,219,898	6,790,615	6.32%
Return on average assets	1.17%	1.22%	(4.10)%
(1) Average assets for the fiscal years ended December 31, 2015 and 2014.

The PNB loan portfolio expanded during the 2015 year.  Loans outstanding at December 31, 2015 were $5.03 billion, compared to $4.78 billion at December 31, 2014, an increase of $247 million or 5.2%.  PNB experienced growth across all loan categories: mortgage loan growth of $27 million (2.2%); commercial loan growth of $143 million (5.9%); and consumer loan growth of $77 million (6.9%).

PNB's allowance for loan losses increased by $2.5 million, or 4.72%, to $54.5 million at December 31, 2015, compared to $52.0 million at December 31, 2014. Net charge-offs were $5.2 million, or 0.11% of total average loans, for the year ended December 31, 2015. Refer to the “Credit Metrics and Provision for (Recovery of) Loan Losses” section for additional information regarding PNB's loan portfolio and the level of provision for loan losses recognized in each period presented.

PNB's return on average assets decreased by 5 basis points to 1.17% for the fiscal year ended December 31, 2015, compared to 1.22% for the fiscal year ended December 31, 2014. This decrease was primarily due to a $138.1 million, or 67.4%, increase in average Fed Funds Sold which had an average balance of $343.0 million and yielded 0.26% for the the fiscal year ended December 31, 2015 and had an average balance of $204.9 million and yielded 0.25% for the fiscal year ended December 31, 2014.

Guardian Financial Services Company (GFSC)

The table below reflects GFSC's net income for each quarter of 2015 and for the fiscal years ended December 31, 2015, 2014, and 2013.

(In thousands)	Q4 2015	Q3 2015	Q2 2015	Q1 2015	2015	2014	2013
Net interest income	$1,574	$1,643	$1,679	$1,692	$6,588	$7,457	$8,741
Provision for loan losses	329	282	309	495	1,415	1,544	1,175
Other income (loss)	—	1	(1)	2	2	(1)	11
Other expense	720	726	759	779	2,984	4,103	3,133
Income before income taxes	$525	$636	$610	$420	$2,191	$1,809	$4,444
Federal income taxes	184	242	203	139	768	634	1,556
Net income	$341	$394	$407	$281	$1,423	$1,175	$2,888

The table below provides certain balance sheet information and financial ratios for GFSC as of December 31, 2015 and December 31, 2014.

(In thousands)	December 31, 2015	December 31, 2014	% change from 12/31/14
Loans	$35,469	$40,645	(12.73)%
Allowance for loan losses	2,041	2,352	(13.22)%
Net loans	33,428	38,293	(12.70)%
Total assets	35,793	40,308	(11.20)%
Average assets (1)	37,675	43,038	(12.46)%
Return on average assets	3.78%	2.73%	38.46%
(1) Average assets for the fiscal years ended December 31, 2015 and 2014.

Park Parent Company

The table below reflects the Park Parent Company net loss for each quarter of 2015 and for the fiscal years ended December 31, 2015, 2014, and 2013.

(In thousands)	Q4 2015	Q3 2015	Q2 2015	Q1 2015	2015	2014	2013
Net interest income (expense)	$10	$35	$84	$110	$239	$(2,012)	$2,828
Provision for loan losses	—	—	—	—	—	—	—
Other income	125	144	145	99	513	175	469
Other expense	4,021	2,103	1,937	1,911	9,972	8,000	7,520
Loss before income tax benefit	$(3,886)	$(1,924)	$(1,708)	$(1,702)	$(9,220)	$(9,837)	$(4,223)
Federal income tax benefit	(991)	(1,239)	(1,433)	(1,008)	(4,671)	(4,787)	(2,826)
Net loss	$(2,895)	$(685)	$(275)	$(694)	$(4,549)	$(5,050)	$(1,397)

The net interest income (expense) for Park's parent company included interest income on loans to SEPH and on subordinated debt investments in PNB, which were eliminated in the consolidated Park National Corporation totals. Additionally, net interest income (expense) included interest expense related to the $30.00 million of subordinated notes issued by Park to accredited investors on April 20, 2012. Results for the fiscal years ended December 31, 2014 and 2013 included the items previously discussed and interest expense related to the $35.25 million of subordinated notes issued by Park to accredited investors on December 23, 2009. Park paid off the $35.25 million outstanding principal amount of the 10% Subordinated Notes due December 23, 2019, plus accrued interest, on December 24, 2014, the earliest redemption date allowable under the related note purchase agreement dated December 23, 2009.

Other expense of $4.0 million for the three months ended December 31, 2015 represented an increase of $1.9 million or 91.2%, compared to $2.1 million for the three months ended September 30, 2015. The $1.9 million increase was primarily related to an increase of $1.4 million in professional fees and services, and a $346,000 impairment charge related to a capital investment.

SEPH

The table below reflects SEPH's net income (loss) for each quarter of 2015 and for the fiscal years ended December 31, 2015, 2014, and 2013. SEPH holds the remaining assets and liabilities retained by Vision subsequent to the sale of the Vision business on February 16, 2012. Prior to holding the remaining Vision assets, SEPH held OREO assets that were transferred from Vision to SEPH. This segment represents a run-off portfolio of the legacy Vision assets.

(In thousands)	Q4 2015	Q3 2015	Q2 2015	Q1 2015	2015	2014	2013
Net interest (expense) income	$(37)	$65	$(14)	$(88)	$(74)	$958	$(1,325)
Recovery of loan losses	(1,323)	(465)	(1,417)	(885)	(4,090)	(12,394)	(11,799)
Other income	414	347	327	760	1,848	5,991	1,956
Other expense	1,243	1,456	2,385	1,098	6,182	11,766	12,211
Income (loss) before income taxes	$457	$(579)	$(655)	$459	$(318)	$7,577	$219
Federal income tax expense (benefit)	160	(203)	(229)	161	(111)	2,652	77
Net income (loss)	$297	$(376)	$(426)	$298	$(207)	$4,925	$142

SEPH's financial results for the fiscal year ended December 31, 2015 included net recoveries of $4.1 million. The net recoveries during 2015 consisted of charge-offs of $127,000, offset by recoveries of $4.2 million from loans previously charged off. Other income for the fiscal year ended December 31, 2015 at SEPH of $1.8 million was largely related to net gains on the sale of loans of $722,000, net gains on sale of OREO and other OREO income of $1.2 million, and non-yield loan fee income of $301,000, offset by OREO devaluations of $352,000. The $5.6 million decline in other expense for the fiscal year ended December 31, 2015 compared to the same period of 2014 was primarily the result of declines in: legal fees of $4.1 million; management and consulting fees of $971,000; and other OREO expense of $190,000, offset by a $814,000 increase in expense related to reserves established for potential mortgage loan repurchases.

Legacy Vision assets at SEPH totaled $26.3 million as of December 31, 2015. In addition to these SEPH assets, PNB participations in legacy Vision assets totaled $9.8 million at December 31, 2015.

Park National Corporation

The table below reflects Park's net income for each quarter of 2015 and for the fiscal years ended December 31, 2015, 2014, and 2013.

(In thousands)	Q4 2015	Q3 2015	Q2 2015	Q1 2015	2015	2014	2013
Net interest income	$57,867	$57,715	$56,515	$55,535	$227,632	$225,044	$221,025
(Recovery of) provision for loan losses	(658)	2,404	1,612	1,632	4,990	(7,333)	3,415
Other income	19,296	20,191	19,191	18,873	77,551	75,549	73,277
Other expense	48,798	47,429	44,667	45,720	186,614	187,510	181,515
Income before income taxes	$29,023	$28,073	$29,427	$27,056	$113,579	$120,416	$109,372
Federal income taxes	8,134	8,033	8,388	8,012	32,567	36,459	32,503
Net income	$20,889	$20,040	$21,039	$19,044	$81,012	$83,957	$76,869

Credit Metrics and Provision for (Recovery of) Loan Losses

Park reported a provision for loan losses for the fiscal year ended December 31, 2015 of $5.0 million, compared to a recovery of loan losses of $7.3 million and a provision for loan losses of $3.4 million for the fiscal years ended December 31, 2014 and 2013, respectively. The table below shows a breakdown of the provision for (recovery of) loan losses by reportable segment.

(In thousands)	Q4 2015	Q3 2015	Q2 2015	Q1 2015	2015	2014	2013
PNB	$336	$2,587	$2,720	$2,022	$7,665	$3,517	$14,039
GFSC	329	282	309	495	1,415	1,544	1,175
Park Parent	—	—	—	—	—	—	—
Total Ongoing Operations	$665	$2,869	$3,029	$2,517	$9,080	$5,061	$15,214
SEPH	(1,323)	(465)	(1,417)	(885)	(4,090)	(12,394)	(11,799)
Total Park	$(658)	$2,404	$1,612	$1,632	$4,990	$(7,333)	$3,415

PNB had net charge-offs of $5.2 million, GFSC had net charge-offs of $1.7 million, and SEPH had net recoveries of $4.1 million for the fiscal year ended December 31, 2015, resulting in net charge-offs of $2.8 million for Park. Provision for loan losses at Park were $5.0 million, which was $2.2 million higher than net-charge-offs of $2.8 million, and were primarily the result of reserves established for overall loan growth.

The table below provides additional information related to specific reserves and general reserves for Park's ongoing operations as of December 31, 2015, 2014 and 2013.

(In thousands)	12/31/2015	12/31/2014	12/31/2013
Total allowance for loan losses	$56,494	$54,352	$59,468
Specific reserve	4,191	3,660	10,451
General reserve	$52,303	$50,692	$49,017

Total loans	$5,052,932	$4,805,725	$4,582,491
Impaired loans	66,232	51,323	77,038
Performing loans	$4,986,700	$4,754,402	$4,505,453

General reserve as a % of performing loans	1.05%	1.07%	1.09%
Note: The table above includes only those loans at PNB and GFSC, as these are the entities that had an ALLL balance. The table in the "Asset Quality Information" section of the financial information included with the Financial Results News Release, includes all Park loans (including those at SEPH) and thus shows slightly different information.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
Park cautions that any forward-looking statements contained in this Current Report on Form 8-K or made by management of Park are provided to assist in the understanding of anticipated future financial performance. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance.  The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties.  Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements.  Risks and uncertainties that could cause actual results to differ materially include, without limitation: Park's ability to execute our business plan successfully and within the expected timeframe; general economic and financial market conditions, specifically in the real estate markets and the credit markets, either nationally or in the states in which Park and our subsidiaries do business, may experience a slowing or reversal of the recent economic expansion in addition to continuing residual effects of recessionary conditions and an uneven spread of positive impacts of recovery on the economy and our counterparties, including adverse impacts on demand for loan, deposit and other financial services, delinquencies, defaults and counterparty ability to meet credit and other obligations; changes in interest rates and prices may adversely impact the value of securities, loans, deposits and other financial instruments and the interest rate sensitivity of our consolidated balance sheet as well as reduce interest margins; changes in consumer spending, borrowing and saving habits, whether due to changing business and economic conditions, legislative and regulatory initiatives, or other factors; changes in customers', suppliers', and other counterparties' performance and creditworthiness; asset/liability repricing risks and liquidity risks; our liquidity requirements could be adversely affected by changes to regulations governing bank and bank holding company capital and liquidity standards as well as by changes in our assets and liabilities; competitive factors among financial services organizations could increase significantly, including product and pricing pressures, changes to third-party relationships and our ability to attract, develop and retain qualified bank professionals; clients could pursue alternatives to bank deposits, causing us to lose a relatively inexpensive source of funding; the nature, timing and effect of changes in banking regulations or other regulatory or legislative requirements affecting the respective businesses of Park and our subsidiaries, including major reform of the regulatory oversight structure of the financial services industry and changes in laws and regulations concerning taxes, pensions, bankruptcy, consumer protection, accounting, banking, securities and other aspects of the financial services industry, specifically the reforms provided for in the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), as well as regulations already adopted and which may be adopted in the future by the relevant regulatory agencies, including the Consumer Financial Protection Bureau, to implement the Dodd-Frank Act's provisions, the Budget Control Act of 2011, the American Taxpayer Relief Act of 2012 and the Basel III regulatory capital reforms; the effect of changes in accounting policies and practices, as may be adopted by the Financial Accounting Standards Board, the SEC, the Public Company Accounting Oversight Board and other regulatory agencies, and the accuracy of our assumptions and estimates used to prepare our financial statements; the effect of trade, monetary, fiscal and other governmental policies of the U.S. federal government, including money supply and interest rate policies of the Federal Reserve; disruption in the liquidity and other functioning of U.S. financial markets; the impact on financial markets and the economy of any changes in the credit ratings of the U.S. Treasury obligations and other U.S. government-backed debt, as well as issues surrounding the levels of U.S., European and Asian government debt and concerns regarding the creditworthiness of certain sovereign governments, supranationals and financial institutions in Europe and Asia; unfavorable resolution of legal proceedings or other claims and regulatory and other governmental examinations or other inquiries; the adequacy of our risk management program; the ability to secure confidential information and deliver products and services through the use of computer systems and telecommunications networks; a failure in or breach of our operational or security systems or infrastructure, or those of our third-party vendors and other service providers, including as a result of cyber attacks; demand for loans in the respective market areas served by Park and our subsidiaries; and other risk factors relating to the banking industry as detailed from time to time in Park's reports filed with the SEC including those described in "Item 1A. Risk Factors" of Part I of Park's Annual Report on Form 10-K for the fiscal year ended December 31, 2014. Park does not undertake, and specifically disclaims any obligation, to publicly release the results of any revisions that may be made to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement was made, or reflect the occurrence of unanticipated events, except to the extent required by law.

Item 8.01 - Other Events

Declaration of Cash Dividend

As reported in the Financial Results News Release, on January 25, 2016, the Park Board of Directors declared a $0.94 per share quarterly cash dividend in respect of Park's common shares. The dividend is payable on March 10, 2016 to common shareholders of record as of the close of business on February 19, 2016. A copy of the Financial Results News Release is included as Exhibit 99.1 and the portion thereof addressing the declaration of the cash dividend by Park's Board of Directors is incorporated by reference herein.

Notification of Date of 2016 Annual Meeting
On January 25, 2016, Park’s Board of Directors took action to fix the date of Park’s 2016 Annual Meeting of Shareholder, which will be held on April 25, 2016. The record date for determining the shareholders entitled to receive notice of and vote at the 2016 Annual Meeting was also fixed, on January 25, 2016, by Park’s Board of Directors to be the close of business on February 26, 2016.
Item 9.01 - Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits. The following exhibit is included with this Current Report on Form 8-K:

Exhibit No.        Description

99.1	News Release issued by Park National Corporation on January 25, 2016 addressing financial results for the three and twelve months ended December 31, 2015.

[Remainder of page intentionally left blank;
signature page follows.]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK NATIONAL CORPORATION

Dated: January 25, 2016	By:	/s/ Brady T. Burt
Brady T. Burt
Chief Financial Officer, Secretary and Treasurer

INDEX TO EXHIBITS

Current Report on Form 8-K
Dated January 25, 2016

Park National Corporation

Exhibit No.	Description
99.1	News Release issued by Park National Corporation on January 25, 2016 addressing financial results for the three and twelve months ended December 31, 2015.